Exhibit 10.26

MORGAN STANLEY & CO. LLC 1585 BROADWAY NEW YORK, NY 10036-8293 (212) 761-4000

AMENDMENT

dated as of November 11, 2015

To the Capped Accelerated Share Repurchase Transaction

between

MORGAN STANLEY & CO. LLC
(“Dealer”)
and

Express Scripts Holding Company
(“Issuer”)

The parties have previously entered into a Capped Accelerated Share Repurchase Transaction dated as of April 29, 2015, (the “Confirmations”). The parties have agreed to amend the Confirmations in accordance with the terms of this Amendment (the “Amendment”).

NOW THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of the Confirmations

As used in the Confirmations, as amended by this Amendment, the terms “Confirmations”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import, shall mean the Confirmations as amended hereby, unless the context otherwise specifically requires.

Upon execution of this Amendment by both parties, the Confirmations shall be and hereby is amended as follows:

The definition of “Lock-Out Date” in Schedule I of the Confirmation shall be deleted in its entirety and replaced with the following:

“Lock-Out Date:        January 4, 2016”

2. Representations

(a)    Each party represents to the other party that:

(i)    It has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance; and

(ii)     Its obligations under the Confirmation constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws a ffecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is being sought in a proceeding in equity or at law).

(b)    Issuer represents to Dealer that:

(i)    As of the date hereof, Issuer is not in possession of any material, non-public information with respect to Issuer or any of its securities; and

(ii)    Issuer is entering into this Amendment in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

3. Miscellaneous

(a)    Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Confirmation.

(b)    Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)    Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission) each of which will be deemed an original.

(d)    Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)    Governing Law. This Amendment will be governed by and construed in accordance with the law governing the Confirmation.

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date specified in this Amendment.

Morgan Stanley & Co. LLC By: \s\ Scott McDavid Name: Scott McDavid Title: Managing Director Date: November 23, 2015	Express Scripts Holding Company By: \s\ Timothy A. Smith Name: Timothy A. Smith Title: Vice President & Corporate Treasurer Date: November 23, 2015